UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2019

Welltower Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8923	34-1096634
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 Dorr Street, Toledo, Ohio		43615
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (419) 247-2800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	WELL	New York Stock Exchange
4.800% Notes due 2028	WELL28	New York Stock Exchange
4.500% Notes due 2034	WELL34	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 –	Departure of Directors or Certain Officers; Election of Directors; Appointments of Certain Officers; Compensatory Arrangements of Certain Officers

On July 1, 2019, the Company entered into a Resignation Agreement (the “Resignation Agreement”) with Mercedes T. Kerr regarding the terms of her departure. Ms. Kerr served as the Company’s Executive Vice President – Business and Relationship Management until July 1, 2019, when her resignation became effective. Ms. Kerr’s resignation was previously disclosed by the Company in its Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on May 21, 2019, when the Company reported that Ms. Kerr would be leaving the Company in order to assume the role of President of Belmont Village Senior Living.

Ms. Kerr will receive the benefits set forth in the Resignation Agreement. These benefits are comprised of the following: (1) A partial cash incentive bonus for the Company’s 2019 fiscal year prorated through July 1, 2019, the amount of which will be determined in early 2020 based on the Company’s financial performance for the 2019 fiscal year. (2) A partial payout of Ms. Kerr’s outstanding performance units granted under the Company’s various Long-Term Incentive Programs, prorated through July 1, 2019 and based on the Company’s financial and stock price performance through June 30, 2019 for any such awards for which the applicable performance period would otherwise not yet have ended as of June 30, 2019. For any outstanding performance units for which the performance period had been completed on or before June 30, 2019 but had not yet been paid in full, Ms. Kerr will receive the payment of any unpaid amounts. (3) Accelerated vesting of certain service-based awards of restricted stock or restricted stock units granted in 2016 and 2018.

The Resignation Agreement includes a customary release by Ms. Kerr of claims against the Company and its affiliates and a mutual non-disparagement covenant. Ms. Kerr is also obligated to comply with various restrictive covenants, including a non-compete, non-solicitation and protection of the Company’s confidential information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2019
WELLTOWER INC.

	By:	/s/ MATTHEW MCQUEEN
	Name:	Matthew McQueen
	Title:	Senior Vice President - General Counsel and Corporate Secretary

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